UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2017

GCI, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-5890	91-1820757
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On November 8, 2017, GCI, Inc.'s parent company, General Communication Inc., an Alaska corporation (“GCI”), entered into an amendment (the “Amendment”) to the Agreement and Plan of Reorganization, dated as of April 4, 2017, by and among Liberty Interactive Corporation, a Delaware corporation (“Liberty”), Liberty Interactive LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Liberty (“LI LLC”), and GCI, as amended by Amendment No. 1 to Reorganization Agreement, dated as of July 19, 2017 (the “Reorganization Agreement”).

The Amendment amends the Reorganization Agreement by eliminating the obligation of Liberty and LI LLC to commence, and the obligation of GCI to cooperate reasonably and assist with, prior to the closing of the transactions contemplated by the Reorganization Agreement (the “Closing”), an offer by LI LLC to exchange (the “Exchange Offer”) any or all of its outstanding 1.75% Charter Exchangeable Debentures due 2046 (the “Exchangeable Debentures”) for substantially similar debentures of GCI (to be named GCI Liberty, Inc. (“GCI Liberty”)). The entire $750 million principal amount of Exchangeable Debentures will be reattributed to Liberty’s QVC Group (the “QVC Group”) at the Closing, along with an amount of cash equal to the net present value of the adjusted principal amount of such Exchangeable Debentures (determined as if paid on October 5, 2023) and stated interest payments on the Exchangeable Debentures to October 5, 2023. The cash reattributed to the QVC Group will be funded by available cash on hand at Liberty’s Ventures Group and the proceeds of a margin loan facility in an initial principal amount of up to $1 billion. The Amendment also (i) amends the indemnification agreement and the tax sharing agreement to be entered into by Liberty and GCI Liberty prior to the Closing to reflect (A) the reattribution of all of the outstanding Exchangeable Debentures to the QVC Group prior to the Closing, (B) the elimination of each party’s obligations with respect to the Exchange Offer and (C) the commencement and consummation of the Purchase Offer (as described below), and (ii) amends the Reorganization Agreement to make non-waivable the closing conditions relating to each party’s receipt of its respective tax opinion.

Pursuant to the indemnification agreement, GCI Liberty will retain its existing indemnity obligation with respect to any Exchangeable Debentures surrendered for exchange to LI LLC on or before October 5, 2023 for the amount by which (x) the exchange value exceeds (y) the sum of the adjusted principal amount of such Exchangeable Debentures plus the amount of certain tax benefits attributable to such Exchangeable Debentures so exchanged (the “Spread Indemnity”).

In addition, pursuant to the Amendment and the indemnification agreement, within six months of the Closing, Liberty, LI LLC and GCI Liberty will cooperate with, and reasonably assist each other with respect to, the commencement and consummation of a purchase offer (the “Purchase Offer”) whereby LI LLC will offer to purchase, either pursuant to privately negotiated transactions or a tender offer, the Exchangeable Debentures on terms and conditions (including maximum offer price) reasonably acceptable to GCI Liberty. The Exchangeable Debentures repurchased by LI LLC in the Purchase Offer will be cancelled, and GCI Liberty’s Spread Indemnity obligations with respect thereto will be extinguished. GCI Liberty will indemnify LI LLC for each Exchangeable Debenture repurchased by LI LLC in the Purchase Offer in an amount equal to the difference between (x) the purchase price paid by LI LLC to acquire such Exchangeable Debenture in the Purchase Offer and (y) the sum of the amount of cash reattributed with such purchased Exchangeable Debenture in the reattribution plus the amount of certain tax benefits attributable to such Exchangeable Debenture so purchased. Additionally, LI LLC will be reimbursed by GCI Liberty for all reasonable costs and expenses incurred by LI LLC relating to the completion of the Purchase Offer.

To support GCI Liberty’s obligations under the indemnification agreement, the reference shares (consisting of shares of Class A common stock of Charter Communications, Inc. held by a subsidiary of GCI Liberty following the Closing) related to the Exchangeable Debentures retained by LI LLC will be subject to a negative pledge.

The foregoing summaries of the Amendment, the indemnification agreement and the tax sharing agreement, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents, which are filed as exhibits to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits attached hereto, includes certain forward-looking statements, including statements about the proposed acquisition of GCI by Liberty and the proposed split-off of Liberty’s interest in GCI Liberty (the “proposed split-off” and together with the proposed acquisition of GCI, the “proposed transactions”), Liberty’s anticipated offer to purchase the 1.75% Charter Exchangeable Debentures due 2046, the terms of the reattribution and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed transactions. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and GCI expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in GCI’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of GCI, including the most recent Form 10-K and Forms 10-Q, for additional information about GCI and about the risks and uncertainties related to the business of GCI which may affect the statements made in this Current Report on Form 8-K.

Important Additional Information

Nothing in this Current Report on Form 8-K shall constitute a solicitation to buy or an offer to sell shares of GCI Liberty, GCI common stock or any of Liberty’s tracking stocks. The offer and issuance of shares in the proposed transactions will only be made pursuant to GCI Liberty’s effective registration statement. GCI shareholders, Liberty stockholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus filed regarding the proposed transactions (a preliminary filing of which has been made with the SEC) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the proposed transactions. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to General Communication, Inc., 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, Attention: Investor Relations, Telephone: (907) 868-5600. Liberty investors can access additional information at ir.libertyinteractive.com.

Participants in a Solicitation

The directors and executive officers of GCI and of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the proposed transactions. Information regarding the directors and executive officers of GCI is available as part of its Form 10-K filed with the SEC on March 2, 2017. Information regarding the directors and executive officers of Liberty is available in its definitive proxy statement, which was filed with the SEC on April 20, 2017, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are available in the proxy materials regarding the foregoing filed with the SEC on September 26, 2017. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 2 to Reorganization Agreement, dated as of November 8, 2017, by and among Liberty Interactive Corporation, Liberty Interactive LLC and General Communication, Inc.
10.2	Form of Indemnification Agreement by and among Liberty Interactive Corporation, Liberty Interactive LLC, GCI Liberty, Inc. and LV Bridge, LLC.
10.3	Form of Tax Sharing Agreement by and among Liberty Interactive Corporation and GCI Liberty, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)

Date: November 8, 2017

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Chief Financial Officer,
Secretary, Treasurer,
and Director
(Principal Financial Officer)